Exhibit 10.35

ADDENDUM TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

This ADDENDUM TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Addendum"), dated as of February 18, 2008, is between The Sheridan Group, Inc., a Maryland corporation (the "Employer"), and Douglas R. Ehmann (the "Employee") (collectively, “the Parties”).

WHEREAS, the Parties entered into an Employment and Non-Competition Agreement (the “Agreement”) on or about April 1, 2007; and

WHEREAS, a question has arisen between the Parties with respect to the application and duration of §§6(e), 7, 8 and 9 of the Agreement; and

WHEREAS, the Parties wish to enter into this Addendum to clarify their intent and eliminate any ambiguity with respect to §§6(e), 7, 8 and 9 of the Agreement; and

WHEREAS, it is the intent of the Parties that all terms and conditions of the Agreement shall continue to remain in full force and effect, subject to the clarification set forth in this Addendum.

NOW, THEREFORE, it is hereby agreed as follows:

1.           The above recitals are incorporated herein by reference, and are intended to be binding upon the Parties.

2.           The Parties acknowledge and agree that it is the mutual intent of the Parties that the Employee’s rights and remedies upon termination set forth in §6(e) of the Agreement apply to the termination at any time of Employee’s employment by the Employer (and/or the Employer’s successors and/or assigns) without Cause pursuant to §6(c) or by the Employee with Good Reason pursuant to §6(d).  Moreover, it is the Parties’ specific intent that the Employee’s rights and remedies upon termination set forth in §6(e) will survive the termination of the Agreement.

3.           The Parties acknowledge and agree that it is the mutual intent of the Parties that the Employee’s obligations to the Employer (and/or the Employer’s successors and/or assigns) set forth in §7 (Inventions; Assignment); §8 (Confidential Information); and §9 (Non-Competition) of the Agreement apply to the termination at any time of Employee’s employment with Employer (and/or the Employer’s successors and/or assigns). Moreover, it is the Parties’ specific intent that the Employee’s obligations to the Employer set forth in §7, §8 and §9 will survive the termination of the Agreement.

4.           The Parties each acknowledge and agree that this Addendum is supported by the consideration set forth in the Agreement, which the Parties acknowledge to be good and valuable.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ John A. Saxton
John A. Saxton
President and Chief Executive Officer

/s/ Douglas R. Ehmann
Douglas R. Ehmann